Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2021 (April 12, 2021, as to the effects of the forward stock split as described in Note 2) relating to the financial statements of Biomea Fusion, Inc., appearing in the Prospectus of Biomea Fusion, Inc. filed pursuant to Rule 424(b) under the Securities Act.

/s/ Deloitte & Touche LLP

San Francisco, California

April 20, 2021